Mr. Melvin Rosen
President CEO 5th Avenue Channel
FAVE (in NASDAQ)

Please notify the board of directors of 5th Avenue Channel, that me, Antonio Jose Alexandre Garcia, in representation of UOL de Costa Rica, Sociedad Anonima, we already finished and signed the first step in Costa Rica of the contracts of the deal by which my company bought al1 the Costa Rica operation of 5th Avenue Channel (FAVE in NASDAQ) in this country (with the exception of the 2GHZ frequencies) in this conditions and that's includes:

TOTAL OF THE PURCHASE PRICE: US$ 2,350.00
US$ 300,000 in cash and
US$ 2,050,000 in cancellation of 5th Avenue debt by my company UOL de Costa Rica SA

The purchase is divided in 2 contracts:
The first one, signed today in Costa Rica, that's the resume of terms are in the article 1)
The second, that will be signed between UOL de Costa Rica SA and the representing of 5th Avenue Channel, that's includes the articles 2 and 3.

Articles:

1) The sell and transfer of all the physical assets (used equipment's cables, used trucks and costumers, etc.) in the used conditions that both parts accepts its assets in the current state of today, from Tele Plus SA, cedula Juridica 3-101-142557 to UOL de Costa Rica SA, ced Juridica 3-101-263996, and the immediate possession and operation of the business in Costa Rica from Tele Plus SA to UOL de Costa Rica SA.

2) The transfer of all the frequencies that in Costa Rica the concession is in the name of Grupo Masteri SA (channels 56, 58 and 60 UHF). Frequencies of Cable Television Yuda SA and Televisora Canal Diecinueve SA (concession in process from de first company to the second for the channels 35, 37 and 39 in Hyperband (Superband), all the frequencies above must to be transferred to UOL de Costa Rica SA. Doesn't include the 2 GHZ frequencies (they are 3) that's continues in the 5th Avenue Channel assets and Channel 19 UHF frequencies (that are in process to transfer from Televisora Canal Diecinueve SA to a new company).

3) The transfer of all assets of Pepeca de Toarnon SA to UOL de Costa Rica SA.

With the signature of the first contract today, me, in representation of UOL de Costa Rica SA, have already sent in total to the 5th Avenue Channel the amount of US$ 125,000,000 (one hundred and twenty five thousand dollars), following the instructions of Mr. Melvin Rosen, President and CEO of this company.

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/s/ MR          /s/ EL          /s/ AJAG

/s/ LUZ MARINA RUEDA MARTINEZ          /s/ YURI QUESADA ARAYA

With the sign of the second contract, as soon is possible, between UOL de Costa Rica SA and 5th Avenue Channel, 5th Avenue Channel has the immediately right to cancel completely the US$ 2,050,000 in debt that 5th Avenue Channel has with my company UOL de Costa Rica SA.

The last US$ 175,000 to complete the US$ 300,000 in cash. UOL de Costa Rica SA will be paid in the moment that 5th Avenue Channel manage that all the frequencies that is the subject of this contract (channels 56, 58 and 60 UHF) and (channels 35, 37 and 39 Hyperband, superband), and them in Costa Rica will be in the name of UOL de Costa Rica SA or a company that UOL de Costa Rica SA indicates.

The better option to guarantee that this will be fast, 5th Avenue Channel authorize Mr. Luis Alvaro Campos Villalobos, that still now is the legal representing of Grupo Masteri SA, Cable Television Yuda SA and Televisora Canal Diecinueve SA to sign all the papers to transfer the frequencies above in the name of the company of UOL de Costa Rica SA or the companies that UOL de Costa Rica SA indicates.

The both parts too that 5th Avenue Channel Corporation will, if determined to be necessary submit this sale for approval and ratification by its shareholders at its annual meeting on April 18, 2001. In the event that the shareholders do not ratify the sale, then 5th Avenue shall repay to UOL de Costa Rica SA all consideration received by 5th Avenue from UOL de Costa Rica SA, directly or through the Teleplus SA account (including the US$ 125,000 sent today) plus all funds invested by UOL de Costa Rica in the cable TV operation. This payment must to be in cash, in one payment at the maximum in April 30, 2001. If this is not accomplished then after that, 5th Avenue Channel will not have more the rights to buy back the TelePlus SA operation in Costa Rica.

Both parties accept that if 5th Avenue Channel Corporation don't pay in full and in cash all the money of this contract plus all the funds invested by UOL de Costa Rica SA, UOL de Costa Rica SA will be operating the business until the parts agree about the terms and the amount that must be paid from 5th Avenue to UOL de Costa Rica SA for the funds invested.

Even if 5th Avenue Channel submits the sale to shareholders for approval and shareholders approve, 5th Avenue shall retain as an asset the option for a period of one year to November 15, 2001 to reacquire TelePlus or obligate UOL de Costa Rica to sell TelePlus to a buyer willing to pay more than $2,585,000 plus capital expenditures into TelePlus and have all proceeds in excess of that amount go to 5th Avenue Channel.

All the differences between the parties, will be decided in a Costa Rican court, and the parts agree to translate or not this agreement and protocolize this in a Costa Rica notaries book.

UOL de Costa Rica accepts all the debts in function of the employees that works in TelePlus SA (CCSS, Work rights, etc).

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/s/ MR          /s/ EL          /s/ AJAG

/s/ LUZ MARINA RUEDA MARTINEZ          /s/ YURI QUESADA ARAYA

5th Avenue Channel accepts all the debts about the TelePlus SA operations before November 15, 2000 especifcly en terms of programming debts. If UOL must to pay this debt, will be discount of the last payment in cash in the end of this contract.

We sign in San Jose and in Miami, and we accept that using a fax with the signatures this contract is valid,

November 15, 2000



/s/ ANTONIO JOSE ALEXANDRE GARCIA      /s/ MELVIN ROSEN
-----------------------------------    -----------------------------------
Antonio Jose Alexandre Garcia          Melvin Rosen
UOL de Costa Rica SA                   CEO/5th Avenue Channel



/s/ YURI QUESADA ARAYA
-----------------------------------    -----------------------------------
Yuri Quesada Araya                     Eric Lefkowitz
Legal Representative, TelePlus SA      Vice President/5th Avenue Channel



/s/ LUZ MARINA RUEDA MARTINEZ
-----------------------------------
Luz Marina Rueda Martinez
Legal Representative, TelePlus SA


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/s/ MR          /s/ EL          /s/ YURI QUESADA ARAYA